Exhibit 99.1

PRESS RELEASE

February 28, 2011

Nile Therapeutics to Collaborate with Medtronic on Clinical Development of Cenderitide for Heart Failure and Renal Disease

SAN MATEO, CA, February 28, 2011 -- Nile Therapeutics, Inc. (NASDAQ: NLTX), a company focused on the development of novel therapeutics for heart failure patients, today announced plans to collaborate with Medtronic, Inc. (NYSE:MDT) on the clinical development of Nile's proprietary natriuretic peptide, cenderitide (formerly CD-NP), for heart failure and renal disease applications.

"We are very pleased to partner with Medtronic on cenderitide," said Joshua Kazam, Chief Executive Officer of Nile Therapeutics. "This collaboration will be an important step on our path to developing cenderitide as a potential new therapy for patients with cardiovascular and renal disease following hospitalization for acute heart failure."

Under the terms of the agreement, Medtronic will fund and provide its drug-device expertise as Nile executes on its Phase I clinical trial to assess the pharmacokinetics and pharmacodynamics of cenderitide delivered through Medtronic diabetes pump technology. In the planned clinical trial, cenderitide will be delivered to heart failure patients for up to 24 hours through continuous subcutaneous infusion. Nile expects to complete the trial by the first quarter of 2012. Financial terms were not disclosed.

Following the Phase I study, Nile intends to initiate a larger Phase II double-blind, placebo-controlled, dose ranging study in patients admitted to the hospital for acute heart failure. The planned Phase II study will evaluate the endpoints of cardiac remodeling, renal function, re-hospitalization and mortality in patients following 90 days of continuous therapy via subcutaneous pump. The first 90 days following admission to the hospital is a critical time for heart failure patients who are known to have combined rates of re-admission and mortality as high as 50% during that period. Nile believes that the cardiac unloading and renal preserving properties of cenderitide could have a significant benefit to patients during a critical time in their recovery from acute heart failure.

About Heart Failure

Heart failure is the fastest-growing clinical cardiac disease in the U.S. according to the American Heart Association, affecting over 5 million Americans. Over 1 million patients in the U.S. each year are hospitalized with ADHF, an acute exacerbation of heart failure. This hospitalization rate is almost double the rate seen 15 years ago, and is the most frequent cause of hospital admission in the U.S. for patients older than 65 years, generating annual inpatient costs of more than $33 billion.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, cenderitide, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel rationally designed natriuretic peptide. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Nile's plans to develop cenderitide in the post-acute setting, the anticipated benefits of cenderitide for patients in the post-acute setting, and Nile's plans to initiate clinical trials in the post-acute setting, are forward-looking statements. Forward-looking statements also include statements regarding the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, expected patient enrollment, anticipated benefits of cenderitide, Nile's strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile's need to raise additional capital to fund its product development programs to completion, Nile's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 3, 2010. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.